Confidential Treatment Requested: Information for which confidential treatment has been requested is omitted and is noted with asterisks. An unredacted version of this document has been filed separately with the Securities and Exchange Commission.

Exhibit 10.35
SECOND ADDENDUM TO SERVICING AGREEMENT

THIS SECOND ADDENDUM (this “Second Addendum”), signed October 1, 2015 (the “Second Addendum Effective Date”) is to that certain Servicing Agreement dated March 30, 2012, between Blackhawk Network, Inc. (“Servicer”) and MetaBank, dba Meta Payment Systems (“Bank”), as amended by the Letter Agreement dated March 30, 2012 (the “Letter Agreement”), Amendment No. 1 to Servicing Agreement, dated November 5, 2012 (“Amendment No. 1”), and Amendment No. 2 to Servicing Agreement, dated October 31, 2013 (“Amendment No. 2”), and Amendment No. 3 to Servicing Agreement dated June 13, 2014 (“Amendment No. 3”), and Addendum No. 1 to the Servicing Agreement dated May 30, 2014 (“Addendum No. 1”) (collectively, the “Agreement”).

Whereas, the Parties wish to amend the Agreement, and as such this Second Addendum is being entered into for the purpose of modifying the Agreement in the manner and to the extent set forth herein, and

Now, therefore, in consideration of the mutual covenants and conditions hereinafter set forth, the Parties hereto, intending to be legally bound, agree as follows:

I.     Definitions.

“Activated” means enabled for purchases, via IVR or website activation process, in accordance with the Card terms and conditions, and capable of being used for purchases.

“Incentive Card” means a Card distributed for loyalty, award, incentive or promotional purposes and funded by a business and not available for purchase by the general public.

“Incentive Card Fee” shall have the meaning set forth in Section II(1) of this Second Addendum.

II.    Additional terms.

1.
Bank shall retain an amount equal to [**] per each Activated Incentive Card (the “Incentive Card Fee”). Notwithstanding any terms in the Agreement (including the Letter Agreement), the Incentive Card Fee shall not be included when calculating the commission on deposits payable to Servicer.

2.	Section 12.1(b)(ii) of the Agreement, as amended by Amendment No. 2, shall be deleted in its entirety and replaced with the following:

(ii)
Data Security Insurance. Servicer shall maintain (and regardless shall require each Program Critical Subcontractor to maintain), throughout the term of this Agreement, an appropriate data security insurance policy, the limit of which shall be no less than [**] per occurrence or [**] aggregate, providing coverage in the event of loss of confidential data by Servicer, including but not limited to Cardholder Data and Confidential Information. Servicer shall require each Program Critical Subcontractor to maintain, throughout the term of this Agreement, an appropriate data security insurance policy, the limit of which shall be no less than [**] per occurrence or [**] aggregate, providing coverage in the event of loss of confidential data by the Program Critical Subcontractor), including but not limited to Cardholder Data and Confidential Information.”

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.

Confidential Treatment Requested: Information for which confidential treatment has been requested is omitted and is noted with asterisks. An unredacted version of this document has been filed separately with the Securities and Exchange Commission.

III.    Legal. Except as expressly set forth in this Second Addendum, the Agreement shall remain in full force and effect, and is hereby ratified by each Party. Unless otherwise defined in this Second Addendum, the capitalized terms used herein shall have the same meanings that are ascribed to such terms in the Agreement.  If there is a conflict between a provision of this Second Addendum and a provision of the Agreement, the provision of this Second Addendum shall prevail, and all other terms of the Agreement shall remain fully enforceable.

IN WITNESS WHEREOF, as of the Second Addendum Effective Date, Bank and Servicer have caused this Second Addendum to be entered into.

Servicer		Bank
By:	/s/ Jerry Ulrich	By:	/s/ Ian Stromberg
Name:	Jerry Ulrich	Name:	Ian Stromberg
Title:	CFO	Title:	SVP

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.